Exhibit 99.10

Name	Amount Allowed	POC	Claim Amount	Amt to be Paid under Plan	Comments
Abraham, Katrina G	$468.58			$0.00	Paid in full
Bilinski, Jan C	$5,979.06			$0.00	Paid in full
Borden, Jeremy T	$3,001.57			$0.00	Paid in full
Buis, Jason D	$996.84			$0.00	Paid in full
Burke, Jason M	$1,680.84			$0.00	Paid in full
Cao, Thong M	$1,676.69			$0.00	Paid in full
Chandler, Clifton D	$3,059.96			$0.00	Paid in full
Cheshier, Jason S	$9,772.18			$0.00	Paid in full
Childress, David E	$12,513.79			$0.00	Priority Portion was paid in full.
Corsino, Edwin	$4,727.99			$0.00	Paid in full
Criss, Curtis L	$2,111.12			$0.00	Paid in full
Dalrymple, Jay T	$5,031.30			$0.00	Paid in full
Dinh, Vu T	$1,304.97			$0.00	Paid in full
Freiborg, Eric W	$5,124.84			$0.00	Paid in full
Garvin, Ralph V	$8,517.81			$0.00	Paid in full
Gower, Mona T	$1,809.04			$0.00	Paid in full
Hawk, Chad R	$5,914.91			$0.00	Paid in full
Johnson, Robert C	$1,806.90			$0.00	Paid in full
Koslofsky, Mickie R	$4,615.61			$0.00	Paid in full
Kuehl, Brent T	$3,206.54			$0.00	Paid in full
Lautenschlager, Steven R	$8,647.18			$0.00	Paid in full
Long, Robert E	$6,970.31			$0.00	Paid in full
Longhofer, James N	$2,908.51			$0.00	Paid in full
Loughran Jr., John V	$10,771.88	69	$2,220.53	$0.00	Paid in full. Objected to Claim
Lucas, Anthony W	$1,874.75			$0.00	Paid in full
Lunn, Collier M	$4,057.53			$0.00	Paid in full
McKenna, Christian F	$9,011.20			$0.00	Paid in full
Mocca, Shannon D	$3,109.91			$0.00	Paid in full
Nicholl, David H	$18,689.91			$0.00	Priority Portion was paid in full.
Nicholl, Matthew A	$1,384.61			$0.00	Paid in full
Orr, Jonathan H	$1,336.31	52	$435.45	$0.00	Paid in full. Objected to claim
Owen, David C	$26,543.91			$15,158.97	Priority Portion was paid in full.
Owen, Laura E	$22,415.85			$12,137.62	Priority Portion was paid in full.
Owen, Melissa K	$6,269.02			$0.00	Paid in full
Patterson, Richard D	$2,668.69			$0.00	Paid in full
Pearson, Kristopher A	$10,786.00	16	$11,116.80	$0.00	Paid in full. Objected to claim
Peng, Ying	$3,300.37			$0.00	Paid in full
Peres, Jared T	$2,944.87			$0.00	Paid in full
Prasad, Hari R	$2,220.53	69	$2,220.53	$0.00	Paid in full. Objected to claim
Reyes, Nicholas S	$2,254.41			$0.00	Paid in full
Rockwell, Ralph W	$4,875.55	3	$4,644.85	$0.00	Paid in full. Objected to claim
Rouse, Teryl K	$2,841.57	54	$2,841.51	$0.00	Paid in full. Objected to claim
Sanell, Judy A	$2,969.63	49	$2,969.70	$0.00	Paid in full. Objected to claim
Sebastian, James R	$1,619.64			$0.00	Paid in full
Skoog, Todd A	$4,600.67			$0.00	Paid in full
Trowbridge, Cary R	$4,646.81			$0.00	Paid in full
Ziegler, Cherie V	$1,603.53	50	$1,603.60	$0.00	Paid in full. Objected to claim

				$27,296.59